Exhibit 24 (f)


                  CONSENT OF INDEPENDENT ACCOUNTANTS





To The Board of Directors and Stockholders of Everest & Jennings International Ltd.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-34571) of Everest & Jennings International Ltd. of our report dated March 21, 1994 appearing on page 25 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 69 of this Form 10-K.






PRICE WATERHOUSE
St. Louis, Missouri
March 30, 1994